AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 2025

Registration Statement No. 333-283910

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT No. 3

TO

FORM S-1/A

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

COSMOS HEALTH INC.
(Exact name of Registrant as specified in its Charter)

Nevada	5122	27-0611758
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5 AGIOU GEORGIOU, PILEA

THESSALONIKI, GREECE 55438

(312) 536-3102

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Grigorios Siokas

Chief Executive Officer

5 AGIOU GEORGIOU, PILEA

THESSALONIKI, GREECE 55438

(312) 536-3102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elliot H. Lutzker, Esq. Federica Pantana, Esq. Davidoff Hutcher & Citron, LLP 605 Third Avenue, 34th Floor New York, NY 10158 (212) 557-7200	Gerald Guarcini, Esq. Peter Jaslow, Esq. Ballard Spahr LLP 1735 Market Street, 51st Street Philadelphia, PA 19103 (856) 761-3447

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated Filer	☐	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note

Cosmos Health Inc (the “Company”) is filing this amendment No 3 to its registration Statement on Form S-1/A to revise Exhibit 107, the Filing Fee Table.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Expenses Of Issuance And Distribution

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated below:

SEC registration fee	$3,674.40
FINRA filing fee	2,300.00
Legal fees and expenses	25,000.00
Accounting fees and expenses	10,000.00
Transfer agent fees and expenses	1,000.00
Printing and engraving expenses	1,000.00
Miscellaneous expenses	2,025.60
Total	45,000.00

Item 14. Indemnification of Directors and Officers

We have not entered into separate indemnification agreements with any of our directors or officers. The Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our Amended and Restated Bylaws include certain indemnification provisions under which we are required to indemnify any of our current or former directors or officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of the Company. In addition, our Amended and Restated Articles of Incorporation provide that the no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that these provisions do not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

At present, there is no pending litigation or proceeding involving any of our directors or officers regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

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Item 15. Recent Sales of Unregistered Securities

On October 3, 2022, the Company entered into a Warrant Exchange Agreement (the “Exchange Agreement”) with each holder of Warrants to purchase an aggregate of 21,238,256 shares of Common Stock issued pursuant to a Securities Purchase Agreement dated as of February 28, 2022, as described below.  On October 20, 2022, each holder exchanged the existing warrants (the “Existing Warrants”) for new warrants (the “New Warrants”) to purchase twice the number of shares of Common Stock (the “Exchange Shares”).  The New Warrants are exercisable at $0.12 per share for a seven-year period from the date of issuance.  The Company agreed to register all of the Exchange Shares in a resale registration statement to be filed with the SEC within ninety (90) days from the Closing Date. As of December 14, 2022, there were 5,309,564 new Warrants outstanding held by the Company’s Chief Executive Officer, who has waived the Company’s obligation to register the Exchange Shares by December 31, 2022.

As additional consideration for the Exchange Agreement, the Company paid each Holder up to five hundred thousand ($500,000) U.S. Dollars, plus liquidated damages and interest paid by the Company to the Holders pursuant to a registration rights agreement relating to the initial registration of the shares underlying the Existing Warrants. The total liability amounted to $2,159,300 ($2,000,000 additional consideration plus $159,300 liquidated damages) and the Company has paid the entire liability to the corresponding U.S. Holders.  As further consideration for the Exchange Agreement, all Holders shall have, in the aggregate, a thirty (30%) percent right of participation into all equity offerings in which there is a placement agent or underwriter for the eighteen (18) month period following the Closing Date.  In the event that any Holder does not exercise its right of participation in any offering, the remaining Holders will not have the right to participate for more than its pro rata share.

On February 28, 2022, the Company entered into a securities purchase agreement, or the Purchase Agreement, with certain investors and the Company’s CEO, for a private placement of the Company’s securities (the “Private Placement”). The Private Placement consisted of the sale of 6,000 shares of the Company’s Series A Convertible Preferred Stock, or the Series A Shares, at a price of $1,000 per share, and 2,000,000 warrants to purchase shares of common stock, or the Warrants, for aggregate gross proceeds of approximately $6,000,000. The Series A Shares are convertible into the Company’s Common Stock as determined by dividing the number of Series A Shares to be converted by the lower of (i) $3.00 or (ii) 80% of the volume weighted average price for the Company’s Common Stock for the five (5) trading days immediately following the date of effectiveness of the Registration Statement. The holders of Series A Shares are not entitled to receive distributions in the event of liquidation, dissolution or winding up of the Company, either voluntary or involuntary.

The Company filed its initial registration statement on May 25, 2022 and thus accrued for liquidated damages payable to the Holders in the amount of $187,970, calculated as described above, for both the late filing of the registration statement (event) and the 1st anniversary (30 days following the event date) of the event. Following the effective date of the Company’s registration statement, the Series A Shares conversion price was adjusted to $0.62152. The Company recorded a deemed dividend in the amount of $8,189,515 upon reducing the conversion price from $3.00 to $0.62152 which was recorded as an increase to additional paid-in capital and an increase to accumulated deficit.

The Warrants are exercisable to purchase shares of common stock at $3.30 per share, or 110% of the Series A Shares’ initial conversion price and will expire five and one-half years following the initial exercise date of the Warrants. The Company determined that the 2,000,000 warrants are additional value being distributed to the preferred stockholders and presented the warrants’ fair value of $5,788,493 as a deemed dividend in the unaudited condensed consolidated statements of operations and comprehensive income (loss). The warrants were valued using the Black-Scholes option pricing model with the following terms: (a) exercise price of $3.30, (b) common stock fair value of $3.42, (c) volatility of 118%, (d) discount rate of 1.71%, and (e) dividend rate of 0%. The Company also recorded a deemed dividend in the amount of $8,480,379 upon reducing the conversion price from $3.00 to $0.62152 in order to account for the down-round effect of warrants during the second quarter of 2022. The warrants were valued using the Black-Scholes option pricing model with the following terms: (a) exercise price of $3.30, (b) common stock fair value of $1.07, (c) volatility of 107%, (d) discount rate of 2.99%, and (e) dividend rate of 0%.

The closing of the Private Placement occurred on February 28, 2022. As a condition to the closing of the sale, the Company’s common stock received conditional approval for listing and trading on the Nasdaq Capital Market and commenced trading on February 28, 2022, under the trading symbol “COSM.” Concurrent with the issuance of the Series A Shares, the Company executed a registration rights agreement (the “Registration Rights Agreement”) to register the resale of the shares of common stock issuable upon conversion of the Series A Shares and the shares of common stock issuable upon exercise of the warrants issued in connection with the Series A Shares. The registration statement was declared effective on June 7, 2022. The Company was required to pay an aggregate of $187,970 in liquidated damages under the Registration Rights Agreement.

The Series A Shares rank senior to all of the Company’s Common Stock and any other equity securities that the Company may issue in the future with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up. While the Series A Shares are outstanding, the Company may not amend, alter or change adversely the powers, preferences or rights given to the Series A Shares, create, or authorize the creation of, any additional class or series of capital stock of the Company (or any security convertible into or exercisable for any class or series of capital stock of the Company), including any class or series of capital stock of the Company that ranks superior to or in parity with the Series A Shares, alter, amend, modify, or repeal its Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Shares, increase or decrease the number of authorized shares of Series A Shares, any agreement, commitment or transaction that would result in a Change of Control, any sale or disposition of any material assets outside of the ordinary course of business of the Company, any material change in the principal business of the Company, including the entry into any new line of business or exit of any current line of business, and circumvent a right or preference of the Series A Shares. Any holder of the Series A Shares has the right by written election to the Company to convert all or any portion of the outstanding Series A Shares. Immediately upon effectiveness of a registration statement registering for sale all of the Registrable Securities (as defined in the Registration Rights Agreement), all outstanding Series A Preferred Shares will automatically convert into Common Stock, subject to certain beneficial ownership limitations. As of December 14, 2022, there were no Series A Preferred Shares remaining outstanding.

On December 19, 2022, the Company entered into a Securities Purchase Agreement (the “December 2022 Purchase Agreement”) with certain institutional investors and existing shareholders of the Company (the “Purchasers”) pursuant to which the Company sold to the Purchasers 2,567,450 Common Warrants (the “December 2022 Warrants”). The issuance of the 2022 Warrants was made in a Regulation D private placement (the “Concurrent Private Placement”) with a registered direct offering pursuant to a Shelf Registration Statement on Form S-3 (File No. 333-267550), filed with the SEC on September 21, 2022 (the “September 2022 S-3 Shelf Registration Statement”). The 2,567,450 Warrants were fully exercisable immediately upon issuance on December 21, 2022, with an exercise price of $11.50 per share (each a “Warrant Share”) and expire five (5) years from the date of issuance.

On July 20, 2023, the Company entered into a Securities Purchase Agreement (the “July 2023 Purchase Agreement”) with certain institutional investors and existing shareholders of the Company (the “Purchasers”), pursuant to which the Company sold to the Purchasers 1,935,485 Common Warrants (the “July 2023 Warrants”, together with the December 2022 Warrants, the “Existing Warrants”). The issuance of the July 2023 Warrants was also made in a Regulation D private placement (the “Concurrent Private Placement”) with a registered direct offering, pursuant to the September 2022 S-3 Shelf Registration Statement. The 1,935,485 Warrants were fully exercisable commencing six months from the closing date, July 21, 2023, with an exercise price of $2.75 per share and expire 5.5 years from the date of issuance. The issuance, or resale, of shares of Common Stock underlying the Existing Warrants (or “Warrant Shares”) have been registered pursuant to effective registration statements on Form S-3 dated January 18, 2023 and August 18, 2023, respectively (File Nos. 333-269289 and 333-274093, respectively).

On December 28, 2023, the Company entered into a warrant exchange agreement (the “Warrant Exchange Agreement”) with the Selling Shareholder, holder of certain of the Company’s outstanding warrants issued on July 21, 2023 and December 21, 2022 (the “Existing Warrants”), pursuant to which the Selling Shareholder received new warrants (the “December 2023 New Warrants”) to purchase up to an aggregate of 4,874,126 shares of common stock, par value $0.001 per share (the “New Warrant Shares”), equal to 200% of the 2,437,063 shares of common stock issuable pursuant to the exercise of the Existing Warrants, in consideration for exercising for cash any and all of such Existing Warrants.

On September 26, 2024, pursuant to an offer to exercise the existing December 2023 New Warrants from the Company to the Holder (the “Warrant Inducement Offer”):

•

the Selling Shareholder received new warrants (the “2024 New Warrants”) to purchase up an aggregate of 9,748,252 shares (the “New Warrant Shares”) of common stock, par value $0.001 per share, equal to 200% of the 4,874,126 New Warrant Shares issued to the Holder on December 28, 2023;

•

In consideration of the issuance of the 2024 New Warrants, pursuant to the Inducement Offer and the Company’s agreement that the December 2023 New Warrants, which were issued more than six (6) months ago, may be exercised without receipt of Stockholder Approval (as defined in the December 2023 New Warrants), the Selling Shareholder paid to the Company the reduced exercise price of $0.8701 per share;

•

In consideration for exercising the December 2023 New Warrants, the Company issued to the Selling Shareholder: (i) new unregistered Series A common stock purchase warrants (the “Series A Warrants”), to purchase up to 9,874,126 shares (the “Series A Warrant Shares”) of common stock, equal to 100% of the number of New Warrant Shares; and (ii) new unregistered Series B common stock purchase warrants (the “Series B Warrants”) to purchase up to 9,874,126 shares of common stock, equal to 100% of the number of New Warrant Shares.

The Series A Warrants are exercisable at any time on or after the Stockholder Approval Date (as defined in the Series A Warrants), and have a term of exercise of five (5) years from the Stockholder Approval Date. The Series B Warrants are exercisable at any time on or after the Stockholder Approval Date (as defined in the Series B Warrants), and have a term of exercise of 18 months from the Stockholder Approval Date. The 2024 New Warrants have an exercise price per share equal to $0.95. In connection with the Inducement Offer, A.G.P./Alliance Global Partners (“AGP”) acted as financial advisor. The 2024 New Warrants and Warrant Shares issuable upon the exercise of the 2024 New Warrants were offered pursuant to the exemption provided in Sections 3(a)(9) and 4(a)(2) under the Securities Act. Accordingly, the Selling Shareholder may only sell Warrant Shares issued upon exercise of the 2024 New Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those Warrant Shares, such as the prospectus included in the registration statement on Form S-1 filed with the SEC on October 28, 2024, as amended (File No. 333-282859).

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Item 16. Exhibits and Financial Schedules

(a) Exhibits:

Exhibit No.	Document Description
1.1**	Form of Placement Agent Agreement

3.1	Amended and Restated Articles of Incorporation of the Registrant (1)

3.2	Correction to Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock dated February 24, 2022 (2)

3.3	Amendment to Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock (55)

3.4	Certificate of Amendment to Articles of Incorporation (63)

3.5	Amended and Restated Bylaws of the Registrant (1)

4.1	Form of Senior Convertible Note (12)

4.2	Common Stock Purchase Warrant issued to Roth Capital Partners (11)

4.3	Common Stock Purchase Warrant dated September 4, 2017 issued to Roth Capital Partners LLC (15)

4.4	Omnibus Equity Incentive Plan (59)

4.5	Form of Second Amendment and Exchange Agreement (20)

4.6	2023 Omnibus Equity Incentive Plan (72)

4.7	2024 Omnibus Equity Incentive plan (73)

4.8**	Form of Pre‑Funded Warrant issued in connection with this offering

4.9**	Form of Common Warrant issued in connection with this offering

5.1**	Opinion of Counsel to Registrant

10.1	Loan Facility Agreement, dated as of August 4, 2016, by and among SkyPharm S/A, Grigorios Siokas, as Guarantor and Synthesis Peer to Peer Income Fund. (4)

10.2	Pledge Agreement, by and between Grigorios Siokas and Synthesis Peer-to Peer Income Fund (4)

10.3

First Deed of Amendment relating to Loan Facility Agreement, dated as of August 4, 2016, by and among Sky Pharm S.A., as Borrower, Grigorios Siokas, as Guarantor and Synthesis Peer-to Peer Income Fund (5)

10.4	Intellectual Property Sale Agreement, dated as of October 1, 2016, by and among the Company, Anastasios Tsekas and Olga Parthenea Georgatsou (6)

10.5	Amended and Restating Loan Facility Agreement, dated as of March 23, 2017, by and among SkyPharm S.A., as Borrower, Grigorios Siokas, as Guarantor and Synthesis Peer-to Peer Income Fund, as Lender (7)

10.6	Trade Finance Facility Offer Letter, dated as of April 10, 2017, by and between Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited (8)

10.7	Trade Finance Facility Agreement, dated as of April 10, 2017, by and between Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited (8)

10.8	Cross Guarantee and Indemnity Agreement, dated as of April 10, 2017, by and among Cosmos Health Inc., Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited (8)

10.9	Security Assignment of Receivables and other Contractual Rights, dated as of April 10, 2017, by and between Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited (8)

10.10	Trade Finance Facility Agreement, dated May 12, 2017 by and between SkyPharm S.A and Synthesis Structured Commodity Finance Limited (9)

II-3

10.11

Cross Guarantee and Indemnity Agreement dated May 12, 2017 by and between SkyPharm S.A., as Commodity Buyer, Cosmos Health Inc. as Guarantor and Synthesis Structured Commodity Trade Finance Limited (9)

10.12	Security Assignment of Receivables and other Contractual Rights, dated May 12, 2017 by and between SkyPharm S.A and Synthesis Structured Commodity Trade Finance Limited (9)

10.13	Distribution and Equity Acquisition Agreement Effective as of March 19, 2018 by and between Cosmos Health Inc. and Marathon Global Inc. (13)

10.14	First Amendment to Share Exchange Agreement dated May 24, 2018 (16)

10.15	Stock Purchase Agreement dated as of June 23, 2018 by and among Cosmofarm Ltd., Deepdae Holdings Ltd. and Cosmos Health Inc. (17)

10.16	Share Exchange Agreement dated as of June 26, 2018 with Marathon Global Inc. (18)

10.17	Share Purchase Agreement dated September 30, 2018 by and between Cosmos Health Inc. and Abbydale Management Ltd. (52)

10.18	Further Amendment dated October 17, 2018 to Supplemental Deed dated May 16, 2018 by and among SkyPharm S.A., Cosmos Holdings, Inc. and Synthesis Structured Commodity Trade Finance Limited (21)

10.19	Amendment dated as of December 19, 2018 to Stock Purchase Agreement dated as of June 23, 2018 by and among Cosmofarm Ltd., Deepdae Holding Ltd. and Cosmos Health Inc. (23)

10.20	Promissory Note dated December 19, 2018 from Cosmos Health Inc. to Deepdae Holding Ltd. (23)

10.21	Stock Purchase Agreement dated as of February 5, 2019 (24)

10.22	Stock Purchase Agreement dated as of February 18, 2019 (25)

10.23

Amendment dated as of December 19, 2018 to Stock Purchase Agreement dated as of June 23, 2018 by and among Cosmofarm Ltd., Deepdae Holding Ltd. and Cosmos Health Inc. filed with Form 8-K on December 20, 2018 (23)

10.24	Promissory Note dated December 19, 2018 from Cosmos Holdings, Inc. to Deepdae Holding Ltd. filed with Form 8-K on December 20, 2018 (23)

10.25	Form of Senior Promissory Note (26)

10.26	Form of Guaranty Agreement (26)

10.27	Assumption Contract for the Design, Development and Production of Dietary Supplements dated March 10, 2017 by and between SkyPharm and Doc Pharma S.A. (27)

10.28	Form of Securities Purchase Agreement by and Among Cosmos Health Inc. and the Buyer (28)

10.29	Form of Senior Convertible Note (28)

10.30	Debt Exchange Agreement dated May 28, 2019 (29)

10.31	Debt Exchange Agreement dated June 24,2019 (30)

10.32	Form of Forbearance and Amendment Agreement (31)

10.33	Form of Senior Promissory Note dated May 5, 2020 for $2,000,000 (32)

10.34	Form of Senior Promissory Note dated May 8, 2020 for $2,000,000 (32)

10.35	Form of Senior Promissory Note dated May 18, 2020 for $2,000,000 (33)

II-4

10.36	Form of Senior Promissory Note dated July 3, 2020 for $5,000,000 (33)

10.37	Agreement dated June 30, 2020 by and among Synthesis Peer-to-Peer Income Fund, Sky Pharm S.A. and Grigorios Siokas (33)

10.38	Advisory Agreement dated October 8, 2020 by and between the Registrant and PGS Ventures B.V. (35)

10.39	Advisory Agreement dated October 5, 2020 by and between Greg Siokas and PGS Ventures B.V. (36)

10.40	Advisory Agreement dated October 5, 2020 by and between the Registrant and PGS Ventures B.V (36)

10.41	Senior Promissory Note dated August 4, 2020 for $3,000,000 (37)

10.42	Employment Agreement dated January 1, 2019 by and between the Registrant and Georgios Terzis (37)

10.43	Debt Exchange Agreement dated December 21, 2020 by and among the Registrant, Grigorios Siokas and an unaffiliated lender (39)

10.44	Debt Exchange Agreement dated October 29, 2020 by and among the Registrant, Grigorios Siokas and an unaffiliated lender (40)

10.45	Amended and Restated Debt Exchange Agreement dated as of February 5, 2021 (41)

10.46	Consulting Agreement dated as of February 5, 2021 by and between the Registrant and an unaffiliated consultant (42)

10.47	Addendum to Consulting Agreement dated as of February 5, 2021 by and between the Registrant and an unaffiliated consultant (42)

10.48	Debt Exchange Agreement dated May 10, 2021 by and between the Registrant and Grigorios Siokas (43)

10.49	Third Forbearance and Amendment Agreement dated June 18, 2021 by and between Hudson Bay Master Fund Ltd. and the Registrant (44)

10.50	Debt Exchange Agreement dated June 23, 2021 by and between the Registrant and Grigorios Siokas (45)

10.51	Debt Exchange Agreement dated July 13, 2021 by and between the Registrant and Grigorios Siokas (46)

10.52	Convertible Promissory Note dated July 20, 2021 payable to Grigorios Siokas (47)

10.53	Debt Exchange Agreement dated August 4, 2021 by and between a senior institutional lender, the Registrant, SkyPharm S.A. and Grigorios Siokas (48)

10.54	Capital Market Advisory Agreement dated as of July 1, 2021 and Exchange Listing LLC (49)

10.55	Form of Securities Purchase Agreement dated as of September 17, 2021 (50)

10.56	Form of Registration Rights Agreement dated as of September 17, 2021 (50)

II-5

10.57	Form of Convertible Promissory Note (50)

10.58	Form of Warrant to Purchase Common Stock (51)

10.59	Form of Securities Purchase Agreement dated February 2022 (51)

10.60	Form of Registration Rights Agreement (51)

10.61	Binding Letter of Intent with Pharmaceutical Laboratories Cana, S.A. dated July 19, 2022 (56)

10.62	Form of Placement Agent Agreement (57)

10.63	Form of Sales Agreement (58)

10.64	Form of Exchange Warrant (60)

10.65	Form of Warrant Exchange Agreement (60)

10.66	Form of Placement Agency Agreement (61)

10.67	Form of Pre-Funded Warrant (61)

10.68	Form of Common Warrant (61)

10.69	Form of Securities Purchase Agreement (61)

10.70	Form of Pre-Funded Warrant (62)

10.71	Form of Series A Common Warrant (62)

10.72	Form of Series B Common Warrant (62)

10.73	Form of Securities Purchase Agreement (62)

10.74	Form of Pre-Funded Warrant (64)

10.75	Form of Common Warrant (64)

10.76	Form of Securities Purchase Agreement (64)

10.77	Form of Placement Agency Agreement (64)

10.78	Form of Pre-Funded Warrant(70)

10.79	Form of Common Warrant(70)

10.80	Legal Opinion(70)

10.81	Form of Securities Purchase Agreement(70)

II-6

10.82	Form of Placement Agency Agreement(70)

10.83	Form of Investor Agreement(70)

10.84	Form of Amendment No. 1 to Common Warrant Agreement(70)

10.85	Amendment No. 1 to Securities Purchase Agreement of Grigorios Siokas (65)

10.86	Secured Promissory Note dated February 28, 2023 issued by Cana Laboratories Holdings (Cyprus) Limited (66)

10.87	Cana Holdings Share Pledge Agreement dated as of February 28, 2023 (66)

10.88	Cana Pharmaceutical Share Pledge Agreement dated as of February 28, 2022 (66)

10.89	Canada Inc Purchase Agreement dated as of January 6, 2023 (67)

10.90	Binding Letter of Intent dated May 25, 2023 by and among Cosmos Health Inc. and Docpharm GmbH and Dr. Mathias Krebs(68)

10.91

Stock Purchase Agreement dated May 8, 2023 by and among Cosmos Health Inc. and Konstantinos-Gaston Kanaroglou and Konstantina-Mathilde Kanaroglou regarding Cana Laboratories Holding (Cyprus) Limited (69)

10.92	Form of Warrant Exchange Agreement between Cosmos Health Inc. and A.G.P./Alliance Global Partners (71)

10.93	Form of Warrant (71)

10.94	Form of Inducement Offer Letter between Cosmos Health Inc. and A.G.P./Alliance Global Partners (73)

10.95	Form of Series A Warrant (73)

10.96	Form of Series B Warrant(73)

10.97**

Form of Securities Purchase Agreement between Purchasers and the Company in connection with this offering (Exhibits and Schedules to the Agreement have been omitted and are available upon request of the SEC)

14.1	Code of Ethics (19)

21	List of Subsidiaries (53)

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23.1	Consent of Armanino LLP**

23.2	Consent of RBSM LLP**

23.3	Consent of Davidoff Hutcher & Citron LLP (included in Exhibit 5.1)**

24.1	Power of attorney (included on the signature page)*

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

107	Filing Fee Table*

____________________

*	Filed with this Registration Statement.
**	Previously filed with this Registration Statement

(1)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on October 12, 2021.

(2)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on March 1, 2022.

(3)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on November 9, 2015.

(4)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on August 16, 2016.

(5)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on September 16, 2016.

(6)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on October 5, 2016.

(7)	Incorporated by reference to the Current Report on Form 8-K/A filed by the Registrant on March 28, 2017.

(8)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on April 14, 2017.

(9)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on May 18, 2017.

(10)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on November 16, 2017.

(11)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on December 27, 2017.

(12)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on February 21, 2018.

(13)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on March 19, 2018.

(14)	Intentionally left blank

(15)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on September 5, 2018.

(16)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on May 31, 2018.

(17)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on June 26, 2018.

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(18)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on July 19, 2018.

(19)	Incorporated by reference to the filing of the Annual Report on Form 10-K filed by the Registrant on April 17, 2018.

(20)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on September 27, 2018.

(21)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on October 19, 2018.

(22)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on December 13, 2018.

(23)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on December 21, 2018.

(24)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on February 6, 2019.

(25)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on February 19, 2019.

(26)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on April 4, 2019.

(27)	Incorporated by reference to Registration Statement on Form S-1/A (No. 333-222061) filed by the Registrant on January 31, 2018.

(28)	Incorporated by reference to the filing of the Quarterly Report on Form 10-Q filed by the Registrant on May 16, 2019.

(29)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on May 28, 2019.

(30)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on June 25, 2019.

(31)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on March 23, 2020.

(32)	Incorporated by reference to the filing of the Quarterly Report on Form 10-Q filed by the Registrant on May 15, 2020.

(33)	Incorporated by reference to the filing of the Current Report on Form 10-Q filed by the Registrant on August 13, 2020.

(34)	Incorporated by reference to the filing of the Report on Form 8-K filed by the Registrant on September 24, 2020.

(35)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on October 21, 2020.

(36)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on November 13, 2020.

(37)	Incorporated by reference to the filing of the Quarterly Report on Form 10-Q filed by the Registrant on November 16, 2020.

(38)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on November 17, 2020.

(39)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on December 22, 2020.

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(40)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on March 11, 2021.

(41)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on April 2, 2021.

(42)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on April 8, 2021.

(43)	Incorporated by reference to the filing of the Quarterly Report on Form 10-Q filed by the Registrant on May 17, 2021.

(44)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on June 21, 2021.

(45)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on June 25, 2021.

(46)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on July 14, 2021.

(47)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on July 27, 2021.

(48)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on August 10, 2021.

(49)	Incorporated by reference to the filing of the Current Report on Form 10-Q filed by the Registrant on August 16, 2021.

(50)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on September 21, 2021.

(51)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on March 1, 2022.

(52)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on October 4, 2018

(53)	Incorporated by reference to the filing of the Annual Report on Form 10-K filed by the Registrant on April 15, 2022.

(54)	Incorporated by reference to the filing of the Registration Statement on Form S-1 filed by the Registrant on May 24, 2022.

(55)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on July 29, 2022.

(56)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on July 25, 2022.

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(57)	Incorporated by reference to the filing of the Company’s Registration Statement on Form S-1 filed by the Registrant on September 19, 2022.

(58)	Incorporated by reference to the filing of the Company’s Current Report on Form S-3 filed by the Registrant on September 21, 2022.

(59)	Incorporated by reference to the Company’s Schedule 14A filed by the Registrant on September 23, 2022.

(60)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on October 3, 2022.

(61)	Incorporated by reference to the filing of the Company’s Registration Statement on Form S-1/A filed by the Registrant on October 11, 2022.

(62)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on October 18, 2022.

(63)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on December 19, 2022.

(64)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on December 20, 2022.

(65)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on January 17, 2023.

(66)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on March 6, 2023.

(67)	Incorporated by reference to the filing of the Annual Report on Form 10-K filed by the Registrant on April 12, 2023.

(68)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on May 31, 2023.

(69)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on May 11, 2023.

(70)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on July 25, 2023.

(71)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on December 29, 2023.

(72)	Incorporated by reference to the filing of the Company’s Schedule 14A filed by the Registrant on September 5, 2023.

(73)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on September 27, 2024.

(74)	Incorporated by reference to the filing of the Company’s Schedule 14A filed by the Registrant on October 18, 2024.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information was previously presented in the financial statements and the related notes thereto.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)1(i) and (a)(1)(ii) of above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 14th day of January 2025.

COSMOS HEALTH INC.

By:	/s/ Grigorios Siokas
Name:	Grigorios Siokas
Title:	Chief Executive Officer

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Grigorios Siokas		January 14, 2025
Grigorios Siokas	Chief Executive Officer (Principal Executive Officer and Director)

/s/ Georgios Terzis
Georgios Terzis	Chief Financial Officer (Principal Accounting and Financial Officer)	January 14, 2025

*/s/ Demetrios G. Demetriades		January 14, 2025
Demetrios G. Demetriades	Secretary and Director

*/s/ John J. Hoidas		January 14, 2025
John J. Hoidas	Director

*/s/ Anastasios Aslidis		January 14, 2025
Anastasios Aslidis	Director

*/s/ Dr. Manfred Ziegler		January 14, 2025
Dr. Manfred Ziegler	Director

*/s/ Suhel Bhutawala		January 14, 2025
Suhel Bhutawala	Director

*/s/ Georios Terzis
Georgios Terzis	Attorney-in-Fact	January 14, 2025

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